SCHEDULE 14A
                                  (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                             SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        URSUS TELECOM CORPORATION
            (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



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                                          July 27, 2000

Dear Shareholder:

      It is my pleasure to invite you to the 2000 Annual Meeting of Shareholders of Ursus Telecom Corporation will be held on Monday, August 28, 2000, at 10:00 a.m., Eastern Time at the Hilton Miami Airport Hotel located at 5101 Blue Lagoon Drive, Miami, Florida 33126. At the meeting, we will report on important activities and accomplishments of the Company and review the Company's financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on your Company and its activities. You will also have an opportunity to meet your directors and other executives of the Company.

  The meeting will also be devoted to the election of six directors, approval of an amendment to the 1998 Stock Option Plan, approval of Ernst & Young LLP as the independent accountants for fiscal year 2001, and consideration of other business matters properly brought before the meeting.


   Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. I therefore urge you to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting. I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.


                                      Sincerely,

                                      Luca M. Giussani
                                      Chief Executive Officer

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                       URSUS TELECOM CORPORATION

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD MONDAY, AUGUST 28, 2000

      To our stockholders: The Annual Meeting of Stockholders (the "Annual Meeting") of Ursus Telecom Corporation, a Florida Corporation, will be held Monday, August 28, 2000, at 10:00 a.m., Eastern Daylight Time at the Hilton Miami Airport Hotel located at 5101 Blue Lagoon Drive, Miami, Florida 33126, for the following purposes:

      1. To elect 6 directors, of which, 2 directors will be Class I directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified, 2 directors will be Class II directors to serve until the annual Meeting to be held in 2002 and until their successors are duly elected and qualified and 2 directors will be Class III directors to serve until the Annual Meeting to be held in 2003 and until their successors are duly elected and qualified.

      2. To approve an amendment to the 1998 Stock Plan to reserve an additional 2,000,000 shares of common stock thereunder for issuance;

      4. To approve the appointment of Ernst & Young LLP as the independent auditors of Ursus for fiscal year 2001; and

      5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business, including the nominees for Directors, are more fully described in the Proxy Statement, which is attached and made a part of this Notice.

      The Board of Directors has fixed the close of business on June 30, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

      All stockholders are cordially invited to attend the Annual Meeting in person. Please carefully read the attached Proxy Statement for additional information regarding the matters to be considered and acted upon at the Meeting. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                            By Order of the Board of Directors,

                            /s/ Luca M. Giussani
                            LUCA M. GIUSSANI
                            Chief Executive Officer


Sunrise, Florida
July 27, 2000

                               IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                      THANK YOU FOR ACTING PROMPTLY.
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                          URSUS TELECOM CORPORATION
                        440 SAWGRASS CORPORATE PARKWAY
                            SUNRISE, FLORIDA 33325

                              PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ursus Telecom Corporation, a Florida corporation (the "Company"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held Monday, August 28, 2000, at 10:00 a.m., Eastern Time at the Hilton Miami Airport Hotel located at 5101 Blue Lagoon Drive, Miami, Florida 33126, and any adjournment or postponement thereof.

      This Proxy Statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the year ended March 31, 2000, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about July 14, 2000.

SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXIES

      At the close of business on June 30, 2000, the "Record Date" for determination the shareholders entitled to notice of and to vote at the Annual Meeting, the Company had approximately 7,989,815 shares of Common Stock ("Common Stock") outstanding, with a par value of $0.01 per share.

      As of the Record Date, the Company also had 1000 shares of Series A Preferred Stock ("Series A Preferred Stock") outstanding, with a par value of $.01 per share.

     The Board of Directors of the Company consists of six directors, two of whom are Class I directors, two of whom are Class II directors and two of whom are Class III directors. The Series A Preferred Stock is granted the right to elect all of the Class III Directors of the Company and such number of Directors in Class II as may be required for the Series A Preferred Stock to elect one Director less than a majority of the Board of Directors. The Common Stock shareholders are entitled to elect the remaining directors of the Board. Because the Company presently has a six member Board of Directors, divided equally into three classes, the Series A Preferred Stock is entitled to elect all of the Class III Directors and one of the Class II Directors and the Common Stock shareholders are entitled to elect one of the Class II Directors and all of the Class I Directors.

      Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters, except the election of directors. Shareholders have cumulative voting rights with respect to the election of three directors. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the shareholder, or to distribute his or her votes on the same principle among two or more nominees as the shareholder sees fit.

   Of those directors to be elected by the Common Stock shareholders, the two nominees for Class I director receiving the highest number of votes at the meeting will be elected and the one nominee for Class II director receiving the highest number of votes at the meeting will be elected. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at

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which a quorum is present, as required under Florida law and our bylaws for approval of proposals presented to stockholders. Our bylaws also provide that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

      A shareholder who signs and returns a proxy may revoke that proxy at any time before the Annual Meeting or by ballot at the meeting.

      Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of each director, FOR the approval of the amendment to the 1998 Stock Plan, and FOR the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001, and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed are consistent with the general requirements of Florida law concerning voting of shares and determination of a quorum.

SOLICITATION

      The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.


                               PROPOSAL NO. 1

                           ELECTION OF DIRECTORS


NOMINEES


     In April 1998 the Company amended its Articles of Incorporation to provide for a classified Board of Directors with staggered three year terms (the "Amendment"). Pursuant to the Amendment, the Board of Directors was divided into three classes, Class I, Class II and Class III, to be elected for staggered terms of three years each and until their successors are elected and qualified. The initial term of all of such classes were to have expired on or before the year 2000 annual shareholders meeting. However, since the date of the Amendment, the Company has not had a meeting to elect any such classes.

     Accordingly, all of the positions on the Board will be elected at this annual meeting. Pursuant to the Articles of Incorporation, one Class II director and the Class III directors shall be elected at the Annual Meeting by the Series A Preferred Stock. The sole Series A Preferred Stock shareholder has informed the management that he intends to elect Mr. Chaskin as a Class II

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director to serve out the remaining term of the Class II director which expires at the 2002 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The sole Series A Preferred Stock shareholder has informed the management that he intends to elect Messrs. Giussani and Seefried as Class III directors at the Annual Meeting. The Class III directors shall serve until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     The Common Stock shareholders shall elect the Class I directors and one Class II director. The two nominees for election as Class I directors who receive the greatest number of votes cast for election of Class I directors at the meeting, a quorum being present, shall be elected Class I directors of the Company and shall serve out the remaining term of the Class I directors which expires at the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. The nominee for election as a Class II director who receives the greatest number of votes cast for election of the Class II director at the meeting, a quorum being present, shall be elected a Class II director of the Company and shall serve out the remaining term of the Class II director which expires at the 2002 Annual Meeting of Shareholders and until his successor is duly elected. The proxies named in the accompanying proxy intend to vote for the election of Messrs. Garrett and Cannistraro as Class I directors and Mr. Newport as a Class II director. In the event they should become unavailable for election, which is not anticipated, the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominee receiving fewer votes.

   The names of the nominees and other directors, their ages as of June 30, 2000 and certain other information about them are set forth below:

Name                   Age    Position
----                   ---    ---------

Luca M. Giussani        46    Chief Executive Officer and Director
Jeffrey R. Chaskin      47    President, Chief Operating Officer and Director
Johannes S. Seefried    41    Chief Financial Officer and Director
William M. Newport      64    Director, Chairman of the Board of Directors
Kenneth L. Garrett      57    Director
Vincent Cannistraro      60    Director

      Luca M. Giussani, a cofounder of Ursus, has served as Chief Executive Officer and Director since our inception and as President from our inception until October 1998. Mr. Giussani currently works full time for us in the United States. Prior to cofounding Ursus with Mr. Chaskin, Mr. Giussani served as an advisor to a number of developing countries for the restructuring of their foreign debt, as well as a consultant to several public sector Italian contractors specializing in the construction of power plants. Prior to 1993, Mr. Giussani was an officer of Orient & China S.P.A., a trading company specializing in transactions with China, and in the following concerns that provided consulting services to Italian contractors: Intraco P.E.F., Balzar Trading Ltd. and Ursus Finance Ltd.

      Jeffrey R. Chaskin is a cofounder of Ursus and has been our Chief Operating Officer and a Director since our inception. Mr. Chaskin was named President in October 1998. Mr. Chaskin has had a key role in the development of various telecommunications companies, and has consulted to the industry since 1981 including consulting regarding call center and switched network operations for CIL, Federal Express, CBN, ASCI and others.
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      Johannes S. Seefried has been Chief Financial Officer and a Director of
Ursus since February 1997 and was our Chief Accounting Officer from February 1998 through April 1999. Prior to 1994, Mr. Seefried held executive positions in corporate finance and securities sales with commercial and investment banking organizations, both in the United States and Europe. From 1990 to 1993, Mr. Seefried was employed by Banco Santander, a commercial and investment-banking group. Mr. Seefried's primary responsibilities at the Santander Group included serving as a Vice President of corporate business development, including mergers and acquisitions. From 1994 to 1996, Mr. Seefried served as Managing Partner of Seefried Forstverwaltung, a privately-owned forestry and property management company. Mr. Seefried is a graduate of the Stanford Graduate School of Business, 1994, and the School of Foreign Service at Georgetown University, 1983.

      William M. Newport became a Director and Chairman of the Board of Directors of Ursus in February 1998. Mr. Newport was Chief Executive Officer of AT&T's cellular business from 1981 to 1983. In 1983, Mr. Newport joined the Bell Atlantic Corporation when it was formed as a result of the AT&T divestiture and retired in December 1992 from the Bell Atlantic Group as a Vice President for Strategic Planning, after a 36-year career in the telecommunications industry. Mr. Newport served as a director of Integrated Micro Products, a manufacturer of fault tolerant computers for telecommunications equipment vendors, from 1994 to 1996, and currently serves as a director of the Corporation for National Research Initiatives, a nonprofit information technology research and development company, Authentix Networks, Inc., a privately held wireless voice portal company and Condor Technology Solutions, a publicly traded company that provides information technology services to large and medium sized businesses. Mr. Newport holds degrees in Electrical Engineering from Purdue University and in Management from the Sloan School of Management at M.I.T.

      Kenneth L. Garrett became a director of Ursus in April 1998. From 1994 to present, Mr. Garrett is President of KLG Associates, Inc., a telecommunications consulting firm specializing in the design and operations of networks, and is a member of the executive committee of Tri State Investment Group, a group providing venture capital based in North Carolina. From 1989 to 1994, Mr. Garrett was a Senior Vice President in charge of AT&T's Network Services Division, and from 1964 to 1989, he worked in a number of capacities in operations, sales and marketing within the AT&T organization. Also, from 1971 to 1973, Mr. Garrett worked as district plant manager at Pacific Bell Telephone Company in San Francisco. Mr. Garrett holds degrees in Chemical Engineering from Iowa State University and in Management from the Sloan School of Management at M.I.T.

      Vincent Cannistraro became a director of Ursus in October of 1999. Currently, Mr. Cannistraro serves as President of Walsingham International, a company specializing in international due diligence and background investigations. He also provides consulting services for several corporate clients, including Novartis and Deutche Bank, and is an on-air consultant to ABC World News with Peter Jennings regarding international and security affairs. From October 1988 through September 1990, Mr. Cannistraro served as Chief of Operations and Analysis at a operations center of the CIA. While at the Department of Defense (January 1987 - October 1988), he was Special Assistant for Intelligence in the office of the Secretary of Defense. Prior to that, Mr. Cannistraro served as Director for Intelligence Programs at the National Security Council, following his professional career as a CIA officer on service in a variety of foreign posts in the Middle East, Africa and Europe.

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BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      During the period from March 31, 1999 through March 31, 2000 (the "last fiscal year"), the Board met 11 times, including telephonic conferences. No Director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The Board has an Audit Committee and a Compensation Committee.
The Audit Committee consists of Directors Kenneth Garrett (Chair), William Newport and Vincent Cannistraro.

     The Audit Committee held seven meeting during the last fiscal year. The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

      The Compensation Committee consists of Directors William Newport (Chair), Luca Giussani, Kenneth Garrett and Vincent Cannistraro. The Compensation Committee, which held six meetings during the last fiscal year, establishes and administers the Company's policies regarding annual executive salaries, cash incentives and long-term equity incentives. The Compensation Committee also administers the Company's 1998 Stock Option Plan.

COMPENSATION OF DIRECTORS

     Directors who are also officers or employees of the Company do not receive additional compensation for serving as directors. Each director who is not an officer or employee of the Company receives $2,000 for attendance at meetings of the Board of Directors, $1,000 for attendance at any Committee meeting of the Board, $500 for each telephonic meeting of the Board, and $250 for each telephonic meeting of any Committee of the Board. In addition, under the Company's 1998 Stock Plan, each non-employee director will be granted, subject to certain exceptions, an annual option to acquire 5,000 shares at the first meeting of the Board of Directors immediately following the close of the fiscal year. In addition, each person who becomes a non-employee director is granted an option to acquire between 10,000 and 15,000 shares upon such person's initial election as a director. Each such option will have an exercise price equal to the fair market value per share of Common Stock on the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, and visiting the Company's offices and other specified locations in their capacity as directors.

RECOMMENDATION OF THE BOARD:

THE BOARD RECOMMENDS A VOTE EACH OF THE NOMINEES.


                                PROPOSAL NO. 2

        AMENDMENT TO THE 1998 STOCK PLAN RESERVING AN ADDITIONAL 2,000,000
             SHARES OF URSUS'S COMMON STOCK FOR ISSUANCE THEREUNDER

      The Board of Directors has approved a recommendation of the Compensation Committee, and recommends to the stockholders, that the number of options available for future issuance under the 1998 Stock Plan (the "1998 Stock Plan") be increased to 3,000,000 from 1,000,000, or by 2,000,000 shares, subject to a restriction that outstanding stock option grants may not exceed in the aggregate twenty percent (20%) of the fully diluted shares outstanding. Subsequent to the proposed increase, the options issued, outstanding and available for future grant will represent a 24.5% dilution of the outstanding common shares on a fully diluted basis. As of June 30, 2000, the Company had 775,300 options issued and outstanding and 10,000 options available for future grant. Subsequent to approval, the amended 1998 Stock Plan is estimated to meet the needs of the Company for up to 3 years.

      The Board of Directors considers the availability of options to be a critical component of the Company's compensation package that enhances its ability to attract and retain executives and key employees. In support of the Company's current aggressive growth strategy and the need to remain competitive in order to attract and retain future talent, the Board of Directors supports the need for the increase in the 1998 Stock Plan by 2,000,000 shares.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

The following is a brief description of the material features of the Plan. Such description is qualified in its entirety by reference to the full text of

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the Plan, which is attached as Exhibit 10.10 to the Company's registration statement on Form S-1 (File No. 333-46197) and can be accessed through the SEC's website (www.sec.gov). The Plan also can be obtained upon written or oral request to: Ursus Telecom Corporation, 440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida 33325, Attention: Corporate Secretary (Telephone:
(954) 846-7887).

PLAN PURPOSES AND ADMINISTRATION

     PURPOSES. The purpose of the plan is to attract, motivate, and retain our employees, employees of our subsidiaries and our consultants who provide significant services to us and our subsidiaries; and to further our growth and financial success by aligning the interests of the plan's participants, through the ownership of our stock, with the interests of our other stockholders. The plan is administered by a Committee of the Board of Directors that, subject to the express provisions of the Plan, selects eligible persons to receive grants of stock options and determines all of the terms and conditions of each option. The Committee also establishes rules and regulations for administering the Plan and decides questions of interpretation or application of any such rules or any provision of the Plan.

     ELIGIBILITY. All directors, officers, other employees of ours and our subsidiaries and consultants who provide significant services to us or to our subsidiaries may be granted awards under the Plan.

     AWARDS. Under the Plan, the Committee may grant non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Internal Revenue Code), stock appreciation rights ("SARs") and restricted stock. All awards are evidenced by a written award agreement containing such provisions as the Committee approves.

     The Committee determines the specific conditions to the exercisability of an option to purchase shares of common stock. In general, an employee may exercise an option by giving us written notice specifying the number of whole shares of common stock to be purchased and providing payment for those shares. The exercise price of an option will not be less than 100% of the fair market value of the relevant shares of common stock on the date the option was granted, and an optionee may pay the exercise price in cash or check, by delivery of previously owned shares of common stock, or such other methods as the Committee may allow. No certificate representing common stock will be delivered until the full purchase price and any tax withholding have been paid.

     The Committee determines the specific vesting schedule for each option. Whether options granted under the Plan are subject to a vesting schedule and, if so, the rate at which they vest is determined by the Committee in its sole discretion and such terms do not have to be identical for all options granted pursuant to the Plan.

     Notwithstanding any other provision of the plan, the board of directors or the committee may at its discretion change the post-termination exercise period with respect to any options or rights granted to any individual but in no event may they extend the post-termination exercise period beyond the expiration of the original term options or rights.

     EFFECTIVE DATE AND TERMINATION. The original Plan became effective as of February 12, 1998, the date our Board of Directors and our stockholders originally approved the Plan. On March 9, 2000, our Board of Directors approved an amendment and
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restatement of the Plan in order to make certain modifications to the Plan
(see below) and increase the number of shares of stock that would be available under the Plan for issuance pursuant to stock options.

     The Plan will terminate when the Board of Directors acts to terminate the Plan. Termination of the Plan will not affect the terms or conditions of any option granted prior to termination. However, without stockholder approval the committee may not grant incentive stock options after February 12, 2008.

     AMENDMENT OF THE PLAN. The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any Nasdaq or stock exchange rules. No amendment may impair a stockholder's right as a holder of an outstanding stock option without such stockholder's consent.

     AVAILABLE SHARES AND ANTI-DILUTION. The Plan originally authorized the issuance of up to 1,000,000 shares of our common stock, reduced by the aggregate number of shares that become subject to outstanding awards issued under the Plan. Effective March 9, 2000, the Board of Directors approved, subject to shareholder approval, an additional 2,000,000 shares of our common stock to become available for grants of options under the Plan. However, the Board restricted the total number of shares which may be granted under the Plan to twenty percent (20%) or less of the fully diluted shares of the Company which are outstanding at any given time. Thus, for example, if the Company had 10,000,000 fully diluted shares outstanding, 2,000,000 shares would be available for issuance under the Plan.

     In the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, liquidation, combination or other similar change or event, the number of shares of common stock available under the Plan and the number of shares of common stock subject to each outstanding award may be appropriately adjusted by the Committee in its discretion to prevent the dilution or diminution of such award.

     Under the federal securities laws, directors, officers and other persons who are deemed to be our "affiliates" within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") may only resell shares of our common stock, including shares acquired under the Plan, pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act or another appropriate exemption from registration. For this purpose, an "affiliate" of ours is any person who controls, is controlled by or is under common control with the Company.

     In addition, the restrictions imposed by Section 16 of the Exchange Act, as amended (the "Exchange Act") upon our executive officers or directors apply to options granted under the Plan. In general, any grant under the Plan to an executive officer or director will be exempt from the short-swing liability (but not the reporting) provisions of Section 16. Sales of our common stock by our executive officers and directors, however, will be subject to both the short-swing liability and reporting provisions of Section 16.

     CHANGE IN CONTROL. In the event we undergo a change in control, all outstanding options under the Plan that are not then exercisable or are subject to restrictions will become immediately exercisable and all restrictions will be removed.

     TERMINATION OF EMPLOYMENT. In the event an optionee terminates employment or service by reason of retirement on or after age 65 or pursuant to any early retirement program instituted by us or due to disability, then

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each stock option will be fully exercisable, to the extent exercisable on the date of termination, for a period of three months after such termination, but no later than the expiration of the incentive stock option.

     In the event an optionee terminates employment or service by reason of the optionee's death, then each stock option will be exercisable to the extent exercisable on the date of termination, for a period of six months after such termination, but no later than the expiration of such incentive stock option.

     In the event an optionee terminates employment or service for any other reason, then each stock option will be exercisable to the extent exercisable on the date of termination, for a period of ten (10) business days after such termination, but no later than the expiration of such option.


RECOMMENDATION OF THE BOARD:

      THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2


                            PROPOSAL NO. 3

            APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      The Board has approved the appointment of Ernst & Young LLP ("Ernst & Young") as our independent auditors for fiscal year 2001, subject to shareholder approval. Ernst & Young has served as our independent auditors since our inception. A representative of Ernst & Young is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

      Audit services provided by Ernst & Young during fiscal year 2000 included an audit of the Company's consolidated financial statements and a review of the Company's Annual Report as well as performing various non-audit services to the Company.

RECOMMENDATION OF THE BOARD:

      THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 3

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 30, 2000 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock; each director and nominee; each named executive officer set forth in the Summary Compensation Table; and all directors and executive officers as a group. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 7,989,815 shares outstanding as of June 30, 2000. Shares of common stock subject to options exercisable on or before August 29, 2000 (within 60 days of June 30, 2000), are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated otherwise, the address for each director and executive officer listed below is c/o Ursus Telecom Corporation, 440 Sawgrass Corporate Parkway, Sunrise, Florida 33325.

     Name of Beneficial Owner (18)  Number of Shares   Percent of Ownership
     -----------------------------  ----------------   --------------------

     Luca M. Giussani (1)(2)           4,250,000(4)           52.2%
     The Tail Wind Fund, Ltd (17)        647,141(15)           8.1%
     Juan Jose Pino Jr.                  627,498(9)(10)(16)    7.7%
     Jeffrey R. Chaskin                  574,300(4)            7.1%
     Johannes S. Seefried                140,000(5)(10)(12)    1.7%
     Richard McEwan                       55,000(3)            (7)
     Steven L. Relis                      12,500(13)(14)       (7)
     William Newport                      25,000(6)            (7)
     Kenneth L. Garrett                   20,000(8)            (7)
     Vincent Cannistraro                   5,000(11)           (7)
     All Executive Officers and
     Directors as a Group (9 Persons)  5,709,298(3)(4)(5)(6)   65.3%
                                                (8)(9)(13)(15)
                                                (16)
-----------------------
(1) Held by Fincogest S.A., a Swiss nominee entity, whose holdings of common stock are beneficially owned by Mr. Giussani (100%). Mr. Giussani has sole voting and investment power with respect to his shares of common stock.

(2) Fincogest, S.A. also owns 100% of the outstanding shares of Series A Preferred Stock of Ursus, all of which are beneficially owned by Mr. Giussani, who holds sole voting and investment power with respect to the Series A Preferred Stock.

(3)  Includes 10-year options to purchase 55,000 shares of common stock.

(4)  Includes 10-year options to purchase 150,000 shares of common stock.

(5)  Includes 10-year options to purchase 140,000 shares of common stock.

(6)  Includes 10-year options to purchase 25,000 shares of common stock.

(7)  Less than 1%.

(8)  Includes 10-year options to purchase 20,000 shares of common stock.

(9) Includes 22,498 shares held by the Juan Jose Pino, Jr. Revocable Trust of which Juan Jose Pino Jr. is the sole beneficiary and 405,000 shares held by Sitwell International Inc. of which Juan Jose Pino Jr. owns substantially all of the outstanding shares.

(10) Excludes 10-year options to purchase 10,000 shares of common stock.

(11) Excludes 10-year options to purchase 15,000 shares of common stock.

(12) Excludes 10-year options to purchase 175,000 shares of common stock.

(13) Includes 10-year options to purchase 12,500 shares of common stock.

(14) Excludes 10-year options to purchase 12,000 shares of common stock.

(15) Includes 5-year warrants to purchase 248,798 shares of common stock

(16) Included 3-year warrants to purchase 200,000 shares of common stock

(17) The address of Tail Wind Funds Ltd. is Windemere House, 404 East Bay Street, P.O. Box SS 5539, Nassau, Bahamas

(18) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose, or direct the disposition, of a security). Accordingly, they may include shares owned by or for, among others, the spouse, minor children or certain other relatives of such individual, as well as other shares as to which the individual has the right to acquire within 60 days after such date.

                      COMPENSATION OF EXECUTIVE OFFICERS

      The Summary Compensation Table below provides certain summary information concerning compensation paid or accrued during the fiscal years ended March 31, 2000, 1999 and 1998 by Ursus to or on behalf of the Chief Executive Officer and certain other executive officers of Ursus.

ANNUAL COMPENSATION

                                                           Long-Term
                                                          Compensation
                                                           Securities              Other
    Name and                                               Underlying             Annual
Principal Position        Year     Salary     Bonus     Options Granted           Compensation
Luca M. Giussani          2000     $261,461   $ 45,000          -                 $ 32,158 (1)
Chief Executive Officer   1999     $230,769   $240,222       150,000              $ 33,876 (1)
                          1998     $187,615   $281,909          -                 $ 38,100 (1)

Jeffrey R. Chaskin(3)     2000     $261,183   $ 70,000          -                 $ 23,960 (1)
President and Chief       1999     $230,769   $240,222       150,000              $ 25,606 (1)
Operating Officer         1998     $187,615   $281,909          -                 $ 32,516 (1)

Johannes S. Seefried      2000     $200,000   $   -             -                 $  9,113 (2)
Chief Financial Officer   1999     $176,923   $ 75,000       150,000              $  7,443 (2)
                          1998     $137,942   $ 75,000          -                 $  1,490 (2)

Richard McEwan (4)(5)     2000     $130,000       -             -                      -
Vice President            1999     $130,000       -          100,000                   -
                          1998     $ 76,000   $ 40,000          -                 $ 20,962 (5)

Paul Biava (6)            2000     $150,673   $  3,900        40,000                   -
Vice President of         1999     $ 92,121                   20,000                   -
Operations                1998          -          -          20,000                   -

-------------------

(1)  Consists of the use of a company provided automobile and vacation pay.

(2)  Consists of the use of a company provided automobile.

(3) Does not include compensation paid to Mr. Chaskin's wife, Joanne M. Canter, an employee of Ursus. Ms. Canter's salary for 1998, 1999 and 2000 was $18,069, $21,885 and $24,231, respectively.

(4)  Mr. McEwan joined Ursus on September 1, 1997.

(5)  Consulting fees paid from April_1, 1997 to August_30, 1997.

(6) Mr. Biava joined Ursus on September 16, 1998 and resigned effective March 17, 2000.

EMPLOYMENT AGREEMENTS

      Ursus has entered into employment agreements, effective on January_1, 1998, with each of Luca Giussani, Jeffrey Chaskin, Johannes S. Seefried and Richard McEwan for terms ranging from two to five years.

      The employment agreements with Mr. Giussani the Company's Chief Executive and Mr. Chaskin the Company's President and Chief Operating Officer, provide for each to receive:

      (i)  base annual salary of $225,000 in 1998, $250,000 in 1999,
           $275,000 in 2000, $300,000 in 2001 and $325,000 in 2002;

     (ii) minimum bonuses payable at the beginning of each calendar year, commencing in January_1998, of $45,000; in addition, each executive will receive additional bonuses, depending upon the Ursus operating results, of $45,000 for each $1 million of earnings before interest, taxes, depreciation, amortization and such bonuses ("EBITDAB") up and including to an "EBITDAB" of $4 million, as generated by the Ursus during any fiscal year beginning on April 1, 1998 (such bonuses to be prorated for EBITDAB of a fraction of $1 million and paid monthly, subject to continuing adjustment for each quarterly and fiscal year's EBITDAB);

   (iii) bonuses commencing with the Ursus fiscal year beginning on April 1, 1998, determined as a percentage of the executive's base annual pay depending upon Ursus EBITDAB, these bonuses begin to be payable at 20% of base annual pay for EBITDAB of at least $4 million, and increase in increments of 5% of base annual pay for each $1 million of additional EBITDAB above an EBITDAB of $4 million (such bonuses to be prorated for EBITDAB of a fraction of $1 million and paid quarterly subject to continuing adjustment for each fiscal year's EBITDAB) provided that aggregate bonuses as described in (ii), above and this section (iii)_shall not exceed 200% of the annual base pay;

   (iv) in the event of a termination without cause, or termination by the executive for good reason, compensation for the balance of the remaining term of the agreement, but for not less than one year; or in the event of termination of the executive following a change in control, a payment of three years' base includible compensation, equal to the maximum tax deduction that the Company can receive under applicable "golden parachute" regulations;

   (v) confidentiality provisions and a noncompete agreement within the State of Florida for one year after any termination of employment; and

  (vi) 10-year options to purchase 150,000 shares of Common Stock at the Offering Price, 75,000 of which vest upon consummation of this Offering and the balance in January 1999 or upon a change in control of the Company. Mr. Giussani's options will be nonqualified. Options to purchase $200,000 worth of Common Stock issued to Mr. Chaskin will be tax-qualified and remainder will be nonqualified.

     The agreements provide that the bonuses already paid to Messrs. Giussani and Chaskin through December_1997 comprise the entire bonus to which each is entitled in respect of the 1998 fiscal year. Both Mr. Giussani and Mr. Chaskin have waived any other claims for compensation from Ursus accruing prior to January 1, 1998.

      Ursus had an employment agreement, which was subsequently superceded as described below, with Johannes Seefried, its Chief Financial Officer, providing for terms similar to those in the employment agreements with Messrs. Giussani and Chaskin described above, except that:

    (i)  the term of the agreement is for two years from January 1, 1998;

   (ii)  the base annual salary is $170,000 in 1998 and $200,000 in 1999;

  (iii) a guaranteed bonus of $50,000 is payable at the commencement of the agreement and a bonus of $75,000 is payable upon consummation of this Offering, in addition to bonuses payable as a percentage of base annual pay depending on the EBITDAB of $4 million or more realized by Ursus in any fiscal year beginning on or after April_1, 1998 and during the term of the agreement; all in accordance with the formula set forth in paragraph (iii), above with respect to Messrs._Giussani and Chaskin; and

   (iv) 10-year options to purchase 100,000 shares of Common Stock at the Offering Price, 50,000 of which vest upon consummation of the Offering and the balance in January 1999 or upon a change in control of Ursus. Options to purchase $200,000 worth of Common Stock will be tax-qualified, the remaining options will be nonqualified.

     On June 19, 2000, Ursus and Mr. Seefried entered into a new employment agreement, which supercedes the January 1, 1998, agreement and ends on December 31, 2000. The new agreement provides the following terms:

    (i)  the base annual salary is $200,000.

   (ii) A grant on May 24, 2000 of 25,000 stock options on Ursus common stock of which up to $100,000 in value are eligible for an incentive stock option award, subject to shareholder approval of an increase in the number of shares in the Ursus Stock Option Plan, at a strike price of $10.25, vesting and exercisable on the grant date.

   (iii) A grant of an additional financing performance bonus of 100,000 non-qualified stock options on Ursus common stock at a strike price equal to the closing price on the date the executed employment agreement was signed or $6.75 per share, subject to shareholder approval of an increase in the number of shares in the Ursus Stock Option Plan. The performance bonus is based solely upon Ursus obtaining any additional public or private financing or investment by May 31, 2001. Of such grant, 50,000 stock options shall be vested and exercisable on the closing of any financing or investment of up to $5,000,000. An additional 25,000 stock options for a total of 75,000 stock options shall be vested and exercisable on the closing of any financing or investment of over $5,000,000 up to and including $7,500,000. An additional 25,000 options for a total of 100,000 shall be vested and exercisable on the closing of any financing or investment of over $7,500,000.

   (iv) A grant of an additional performance bonus of 75,000 non-qualified stock options on Ursus common stock at a strike price equal to the closing price on the date the executed and signed employment agreement was signed or $6.75 per share, subject to shareholder approval of an increase in the number of shares in the Ursus 1998 Stock Option Plan. This specific bonus option shall be vested and exercisable on the Company's closing by May 31, 2001 of certain pre-determined goals related to the closing of commercial agreements.

LONG TERM COMPENSATION

     In connection with our initial public offering we established the 1998 Stock Incentive Plan, whereby 1,000,000 shares of Common Stock were authorized for issuance. As of March 31, 2000, we have granted 986,000 10-year options to purchase Common Stock. No stock options were granted during the last fiscal year to our executive officers, except for 40,000 options that were granted to Paul Biava and were subsequently forfeited upon his leaving Ursus on March 17, 2000.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, as to the Executive Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of March 31, 2000. Merrs. Seefried, McEwan and Biava, respectively, have exercised 35,000, 45,000 and 20,000 stock options, respectively, to date. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of the outstanding stock options and the fair market value of Ursus' Common Stock as of March 31, 2000.


                                         Number of Securities          Value of Unexercised
                                          Underlying Unexercised          In-The-Money Options
                    Shares                Options at Fiscal Year End(1)   At Fiscal Year End (1)
                 Acquire on    Value    -------------------------------  ------------------------
Name               Exercise   Realized   Exercisable    Unexercisable   Exercisable Unexercisable
-----             ----------  -------    ------------   -------------   ----------  -------------
Luca M. Giussani                           150,000                      $1,021,875
Jeffrey R. Chaskin                         150,000                      $1,021,875
Johannes S. Seefried 35,000   $499,138     115,000                      $1,401,563
Richard McEwan       45,000   $496,137      55,000                      $  374,688
Paul Biava           20,000   $302,680


(1) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercises prices of outstanding options and the closing price of our common stock on March 31, 2000.

(2) "Value Realized" represents the fair market value of the shares of common stock underlying the option on the date of the exercise less the aggregate exercise price of the option.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      This report of the compensation committee is required by the Securities and Exchange Commission. This report shall be deemed to be filed under the Securities Act or the Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this report by reference.

     The Compensation Committee of the Board of Directors consists of Mr. Luca Giussani, Chief Executive Officer, and Messrs. Cannistraro, Garrett, and Newport, all of whom are non-employee directors. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.
The Committee reviews and approves the salary, bonus and other benefits payable to our Executive Officers and other key personnel. It also administers the Company's employee stock option plan.

COMPENSATION PHILOSOPHY

      The Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. The Compensation Committee believes that compensation of the Company's executive officers should promote the following objectives:

      1. To attract, motivate, and retain a highly qualified executive management team on a long-term basis.

      2. To encourage the creation of stockholder value and achievement of strategic corporate objectives by providing executives with long-term incentives through equity ownership.

      3. To integrate compensation practices with the Company's annual and long-term corporate objectives and strategies focusing executive behavior on the fulfillment of those objectives.

      4. To maintain an above market competitive position when compared to the practices of similar technology companies taking into account relative company size, performance and geographic factors.

      5. To provide fair and equitable compensation that is consistent with internal compensation programs and external compensation practices.


COMPENSATION COMPONENTS

      The Company's existing compensation structure for executive officers generally includes a combination of base salary, incentive cash bonus based upon performance and stock options. The summary below describes in more detail the factors that the Compensation Committee considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

      The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete for executive talent, and the incentives necessary to attract and retain qualified management. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalization or complexity in the telecommunications industry. The Committee believes that the comparison companies are the best group for comparing the Company's compensation levels because the Company competes with this group of companies for employees.

      Executive salaries at Ursus are based on individual performance contributions within a competitive salary range developed for each position through job evaluation or responsibilities and market comparisons. The Human Resources Department reviews Ursus's competitive position in the marketplace and recommends adjustments to the Compensation Committee.

     Where the executive has an employment agreement base salary is adjusted each year in accordance with the terms of that agreement. Where the executive is not subject to an employment agreement base salary is adjusted each year to take into account the executive officer's performance and to maintain a competitive salary structure. The Compensation Committee conducts reviews of executive performance and industry compensation practices on an annual basis and may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and informal reviews of comparable company base salaries. The Compensation Committee believes that, on the basis of its knowledge of executive compensation in the industry, that the Company's salary levels for the executive officers are at a level that is considered reasonable and necessary given the Company's financial resources and the stage of the Company's development.

CASH-BASED INCENTIVE COMPENSATION

      Cash bonuses are awarded based upon employment agreements and are designed to achieve designated individual goals of the executives and the Company's success in achieving specific company-wide goals for increased EBITDA. The Compensation committee has and will continue to award other cash bonuses on a discretionary basis based upon performance and for achieving certain designated goals.

LONG-TERM INCENTIVE COMPENSATION

      The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder value. Awards under this plan by the Compensation Committee take the form of stock options, designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Through Ursus's Stock Option Plan grants, executives can participate in the ownership of the Company. Stock option grants also provide incentives for executives to stay with Ursus and contribute to its success.

      Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and internal and external market comparability considerations. The Compensation Committee has established certain general guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon each individual's position with the Company and his or her existing holdings of unvested options. However, the Board of Directors is not required to adhere strictly to these guidelines and may vary the size of the option grant made to each executive officer as it determines the circumstances warrant.

      Each option grant allows the executive officer to acquire shares of Common Stock at a fixed option price (the fair market value of the stock on the day the grant is approved by the Compensation Committee) over a specified period of time (up to 10 years). The options typically vest in one year, however the Compensation Committee has granted accelerated vesting for many grants to key executive based on certain performance criteria. The stock option will provide a return to the executive officer only if he or she remains in the Company's service and then only if the market price of the Common Stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      Luca Giussani has served as the Company's Chief Executive Officer since the inception of the Company in 1993. His base salary for fiscal year 2000 was $250,000 and increased to $275,000 as of January 1, 2000 in conformance to his aforementioned employment agreement. Mr. Giussani's compensation is determined solely by the non-employee directors who are members of the Compensation Committee. The Committee believes that Mr. Giussani's compensation was comparable to that of other executives at similarly situated companies. The committee believes that Mr. Giussani's equity position provides sufficient incentive for increasing shareholder value.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

      Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit for any officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1998 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

      Members of the Compensation Committee:

      William M. Newport (Chair)
      Kenneth L. Garrett
      Vincent Cannistraro
      Luca M. Giussani

AUDIT COMMITTEE REPORT

The following information shall not be deemed to be "soliciting information" or to be "filed" with the Securities and Exchange Commission. Such information shall not be deemed to be incorporated by reference into any subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. The Audit Committee receives draft audited financial statements prepared by the independent auditors and discusses such draft financials with management. The Audit Committee includes in its review and discussion the scope of the audit performed by the independent auditors, the adequacy of the internal audit procedures and controls, and the independent auditors' opinion as to the adequacy of the financial disclosures contained therein. The Audit Committee has received from the independent auditors the written disclosures and letter required by the Independent Standards Board Standard No. 1 and has discussed the independent auditors' independence.

Based on its review of the financial statements and the discussion with the independent auditors, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 to be filed with the Securities and Exchange Commission.

     Members of the Audit Committee:

      Kenneth L. Garrett (Chair)
      William M. Newport
      Vincent Cannistraro

CERTAIN RELATIONSHIPS  AND RELATED PARTY TRANSACTIONS

Loans and Advances to Executive Officers

      Between December_26, 1995 and July_15, 1997, Ursus loaned an aggregate of $127,000 to Luca Giussani, its Chief Executive Officer. The loans were evidenced by unsecured notes bearing interest at 7.65% per annum. In addition, Ursus made cash advances totaling $4,749 on behalf of Mr._Giussani during this period. At March 31, 1999, Mr. Giussani owed Ursus $10,843. On April 30, 1999 the Board of Directors approved a loan to Mr. Giussani in the amount of
$30,000 evidenced by a promissory note that bears interest at 6%.   On
September 20, 1999 Mr. Giussani repaid the note and accrued interest.

      At March 31, 2000, our Chief Executive Officer owed Ursus $23,514 for cash advances made on his behalf. On May 25, 2000 Ursus advanced an additional $10,000 to its Chief Executive Officer.

      On June 6, 2000 our Board of Directors approved an $80,000 loan to our Chief Executive Officer. The $80,000 loan consists of $50,000 of additional cash and the conversion of $30,000 of cash advances into a loan. The loan is evidenced by a promissory note that is due and payable on September 3, 2000, with interest at the rate of 6.43% per annum.

BONUSES PAID TO EXECUTIVE OFFICERS

      Pursuant to the employment agreements effective January 1, 1998, Messrs. Giussani and Chaskin each received $45,000, $240,222, and $281,909 in bonuses under these agreements for fiscal years ended March _31, 2000, 1999 and 1998, respectively.

       On October 23, 1998 our Compensation Committee approved a special one-time bonus of $120,000 to each of Messrs. Giussani and Chaskin to reward them for their efforts in closing the acquisition of Access Authority.

      On September 3, 1999 our Compensation Committee approved a special one-time bonus of $25,000 to Mr. Chaskin for repositioning Ursus with the investment community, in developing a new strategy for the Company and in developing and launching of "theStream.com"TM.

      From April 1, 1999 to October 31, 1999 the Company was paying its Chief Executive Officer and its President bonuses in advance pursuant to the employment agreements effective January 1, 1998. At March 31, 2000 the amount due from the two officers for bonuses paid in advance totaled $133,961.

STOCK PERFORMANCE GRAPH

The stock price performance graph below is required by the Securities and Exchange Commission. This graph shall not be deemed to be filed under the Securities Act or Exchange Act, or incorporated by reference by any general statement incorporating this proxy statement by reference into any filing made under the Securities Act or Exchange Act, except to the extent that we specifically incorporate this graph by reference. The graph below compares the cumulative total stockholder return on our common stock, the Standard & Poors Communications Services Sector, and the Russell 2000 Index from May 13, 1998 (the effective date of our registration statement with respect to our initial public offering) to March 31, 2000 (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends). The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                           [PERFORMANCE GRAPH HERE]

   The above graph was plotted using the following data:

               Ursus Telecom         S&P Communication
                Corporation                Sector            Russell 2000
             -----------------        ------------------     -------------

             Market  Investment        Investment             Investment
             Price     Value              Value                 Value
             --------------------------------------------------------------
05/13/98      9.50      $100               $100                   $100
06/30/98      8.50      $ 89               $ 96                   $ 96
09/30/98      5.34      $ 56               $ 79                   $ 79
12/31/98      2.88      $ 30               $ 86                   $ 86
03/31/99      4.56      $ 48               $ 78                   $ 78
06/30/99      3.63      $ 38               $ 90                   $ 90
09/30/99     18.75      $197               $ 83                   $ 83
12/31/99     13.25      $139               $ 85                   $ 85
03/30/00     16.31      $172               $ 88                   $ 88

           DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE
                         NEXT ANNUAL MEETING

      Proposals of stockholders intended to be included in the Company's next proxy statement, including nominations for Directors, for the next Annual Meeting of Stockholders must be received by the Company Secretary, at our executive offices, 440 Sawgrass Corporate Parkway Suite 112, Sunrise, Florida, 33325, no later than April 30, 2001.

      If you intend to present a proposal at our 2001 Annual Meeting of Stockholders, but do not intend to have it included in our next proxy statement, you must deliver a copy of your proposal to our Secretary at our principal executive offices listed above no later than June 15, 2001. If we do not receive your proposal within this timeframe, our management will use its discretionary authority to vote the shares it represents by proxy as our board of directors may recommend.

      Our 2000 annual report on Form 10-k as filed with the Securities and Exchange Commission is available without charge by writing to or calling our executive offices. Requests should be directed to; Investor Relations, 440 Sawgrass Corporate Parkway Suite 112, Sunrise, Florida, 33325, (954) 846-7887. Our annual report on Form 10-K may be obtained through our Website at www.ursustele.com or at the Securities and Exchange Commission's website www.sec.gov.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended March 31, 2000, all Reporting Persons complied with all applicable filing requirements.

                                 OTHER MATTERS

      The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

      It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                          By Order of the Board of Directors,

                         /s/ Johannes S. Seefried
                          Johannes S. Seefried
                          Chief Financial Officer
July 27, 2000
Sunrise, Florida

                                      PROXY
                          Ursus Telecom Corporation
                             Common Stock Proxy

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned hereby appoints Johannes Seefried and Luca Giussani proxies (each with the power to appoint his substitute and with power to act alone) of the undersigned to vote all the shares of Common Stock of Ursus Telecom Corporation (the "Company") which the undersigned would be entitled to vote as designated on the reverse side of the Annual Meeting of Stockholders of the Company, to be held on August 28, 2000, and any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF YOU FAIL TO PROVIDE AUTHORIZATION AND DIRECTION THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: [X] IN BLUE OR BLACK INK.

     1. To elect 3 directors, of which 2 directors will be Class I directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and 1 director will be a Class II director to serve until the Annual Meeting to be held in 2002 and until their successors are duly elected and qualified.


          [_] FOR all nominees         [_] WITHHOLD AUTHORITY
              listed below                 for all nominees listed

Nominees:       Class I:                        Class II:
                Kenneth Garrett                 William Newport
                Vincent Cannistraro

(Instructions: To withhold authority to vote for any individual, write that Nominee's name on the line below).

---------------------------------------------------------------------

     2. To approve an amendment to the 1998 Stock Option Plan to reserve an additional 2,000,000 shares of Ursus Telecom Corporation common stock there under for issuance;

               [_] FOR        [_] AGAINST       [_] ABSTAIN


     3. To approve the appointment of Ernst & Young LLP as the independent auditors of Ursus for fiscal year 2001

              [_] FOR             [_] AGAINST       [_] ABSTAIN

     4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name(s) appear on this proxy. If signing for estates, trusts or corporations, your title and capacity should be stated. If shares are held jointly, each holder should sign.

                                   --------------------------------
                                           (Signature)

                                   --------------------------------
                                      (Signature if held jointly)


                                   --------------------------------
                                                (Date)

          PLEASE MAKE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                    USING THE ENCLOSED ENVELOPE